EXHIBIT 10.18.9

2014 DECLARATION OF AMENDMENT TO
OLD DOMINION FREIGHT LINE, INC. DIRECTOR PHANTOM STOCK PLAN
THIS 2014 DECLARATION OF AMENDMENT, is made effective as of the 20th day of February, 2014, by Old Dominion Freight Line, Inc. (the “Company”), to the Company’s Director Phantom Stock Plan, as amended through April 1, 2011 (the “Plan”).
R  E C  I  T  A  L  S:
WHEREAS, the Board of Directors of the Company has deemed it advisable to amend Section 6.1(a) of the Plan to increase the value of annual phantom stock awards granted to eligible directors under the Plan; and
WHEREAS, the Company desires to evidence such amendment by this Declaration of Amendment.
NOW, THEREFORE, IT IS DECLARED that upon approval of this Declaration of Amendment by the Board of Directors effective February 20, 2014, the Plan shall be and hereby is amended as follows:
1.Amendment to Section 6.1. Section 6.1(a) (“Grant of Awards – Annual Awards”) of the Plan is hereby amended by deleting in its entirety Section 6.1(a) of the Plan in its current form and substituting therefor the following:

(a)
Annual Awards: On the fifth business day following the date of each annual meeting of the shareholders of the Company, commencing with the 2014 annual meeting of shareholders, each Eligible Director shall be granted an Annual Award for such number of shares of Phantom Stock as is equal to (i) $80,000, divided by (ii) the Fair Market Value of a share of Common Stock on the Grant Date, rounded down to the next lowest whole number.

2.    Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.
IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Old Dominion Freight Line, Inc. effective as of the day and year first above written.
OLD DOMINION FREIGHT LINE, INC.

BY: /s/ David S. Congdon
David S. Congdon
President and Chief Executive Officer
ATTEST:

/s/ Ross H. Parr
Ross H. Parr
Secretary

[Corporate Seal]